SUB-ITEM 77I
Terms of new or amended securities



(1)	Effective July 31, 2017, the following classes
were liquidated and are no longer available for purchase.

	NT Core Equity Plus Fund
		R6 Class

	NT Disciplined Growth Fund
		R6 Class

	NT Equity Growth Fund
		R6 Class

	NT Small Company Fund
		R6 Class

(2)	Effective July 31, 2017 the following classes
were renamed.

	NT Core Equity Plus Fund
		Institutional Class renamed G Class

	NT Disciplined Growth Fund
		Institutional Class renamed G Class

	NT Equity Growth Fund
		Institutional Class renamed G Class

	NT Small Company Fund
		Institutional Class renamed G Class